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Exhibit 23.4

CONSENT OF GARY R. SCOTT

              I consent to being named as a person about to become a director in Erickson Air-Crane's Registration Statement on Form S-1 (File No. 333-166752) and the related Prospectus and any amendments thereto.

Dated: August 20, 2010

/s/ GARY R. SCOTT Name: Gary R. Scott

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  Exhibit 23.4
CONSENT OF GARY R. SCOTT